Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Northwest Bancshares on Form S-4 of our report dated March 6, 2015 on the consolidated financial statements as of and for the year ended December 31, 2014 and effectiveness of internal control over financial reporting of LNB Bancorp, Inc. as of December 31, 2014 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

March 9, 2015